Exhibit 10.1

SHORT FORM LEASE AGREEMENT

This Lease Agreement (the “Lease”) is made effective as of July 1, 2026 (the “Effective Date”), by and between DOGE CAPITAL, LLC, a limited liability company organized under the laws of California, (“Landlord”), and DIGI POWER X INC., a corporation organized under the laws of British Columbia, Canada (“Tenant”).

Landlord and Tenant are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Landlord is the owner of a certain real property and improvements located at 11670-A US Hwy 43, Grove Hill, AL 36451, consisting of a building containing approximately 220,000 square feet (the “Building”) situated on approximately 33 acres of land; and

WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, approximately 100,000 square feet of warehouse space within the Building, upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

IN CONSIDERATION of the payments of rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE I

LEASED PREMISES AND THE WAREHOUSE

Section 1.01. Leased Premises.

Landlord demises and leases to Tenant, and Tenant leases from Landlord, approximately 100,000 rentable square feet of warehouse space (the “Premises”) located at 11670-A Hwy 43, Grove Hill, Alabama 36451, which Premises constitute a portion of the Building. The Premises and more particularly described and depicted on Exhibit A attached hereto and incorporated herein by reference.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

ARTICLE II

TERM AND COMMENCEMENT DATE

Section 2.01. Term.

The initial term of this Lease (the “Term”) shall be five (5) years, commencing on July 1, 2026 (the “Commencement Date”) and expiring on June 30, 2031 (the “Expiration Date”), unless sooner terminated in accordance with the terms of this Lease.

Section 2.02. Timing of Rent Payment.

Tenant’s obligation to pay Rent (as defined in Section 4.01 below) shall commence on the Commencement Date.

ARTICLE III

BASE RENT AND PAYMENT TERMS

Section 3.01. Base Rent.

Tenant shall pay to Landlord annual base rent of THREE HUNDRED THOUSAND DOLLARS ($180,000.00) (the “Base Rent”), calculated at the rate of THREE DOLLARS ($3.00) per square foot per annum on a triple net (NNN) basis.

Section 3.02. Monthly Installments.

Base Rent shall be payable in equal monthly installments of TWENTY-FIVE THOUSAND DOLLARS ($15,000.00), due and payable in advance of the first (1st) day of each calendar month during the Term. If the Commencement Date falls on a day other than the first day of the month, the Base Rent for the partial month shall be prorated on a per diem basis.

Section 3.03. Payment.

All rent payments shall be made to Landlord by wire transfer or at such other place as Landlord may designate in writing. Rent shall be paid in lawful currency of the United States without setoff, deduction, or demand.

Section 3.04. Late Fee.

If any installment of Base Rent or Additional Rent (as defined in Section 4.01 below) is not received by Landlord within five (5) days after the date when due, Tenant shall pay a late charge of five percent (5%) of the overdue amount. This provision shall not be construed to extend the date Rent is due.

Section 3.05. Rent Escalation.

Beginning on the first anniversary of the Commencement Date and on each anniversary of the Commencement Date thereafter, the Base Rent shall be automatically increased by exactly 3% of the then-current Base Rent. Landlord shall provide Tenant with a minimum of 90 days’ written notice of the adjustment.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

ARTICLE IV

ADDITIONAL RENT (TRIPLE NET EXPENSES)

Section 4.01. Triple Net Lease.

This Lease is a triple net lease (“NNN”). In addition to Base Rent, Tenant shall be responsible for and shall pay as additional rent (“Additional Rent” and together with Base Rent, “Rent”) Tenant’s Pro Rata Share (as defined below in Section 4.02 below) of the following expenses attributable to the Building and the property:

(a)	Real estate taxes and assessments levied against the property;

(b)	Property insurance premiums for the Building (including fire, extended coverage, and liability insurance maintained by Landlord for the Building); and

(c)	Common area maintenance (“CAM”) expenses, including but not limited to: maintenance and repair of common areas, parking areas, landscaping, exterior lighting, trash removal, and property management fees.

Section 4.02. Pro Rata Share.

Tenant’s pro rata share shall be approximately 45.45% (100,000 SF / 220,000 SF) (“Pro Rata Share”). Landlord shall provide Tenant with a good faith estimate of Additional Rent at the beginning of each calendar year, payable in monthly installments. Within ninety (90) days following the end of each calendar year, Landlord shall provide Tenant with a reconciliation statement, and any overpayment or underpayment shall be adjusted accordingly.

Section 4.03. Tenant’s Right to Audit.

Tenant shall have the right, at Tenant’s expense, to audit Landlord’s books and records relating to Additional Rent upon thirty (30) days’ prior written notice.

ARTICLE V

SECURITY DEPOSIT

Section 5.01. Payment of Security Deposit.

Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $25,000 (the “Security Deposit”) as security for the faithful performance by Tenant of all terms, covenants, and conditions of this Lease. Landlord may apply all or any portion of the Security Deposit to cure any default by Tenant. The Security Deposit, less any amounts applied by Landlord, shall be returned to Tenant within thirty (30) days after the expiration or earlier termination of this Lease and Tenant’s surrender of the Premises in the condition required hereunder.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

ARTICLE VI

PERMITTED USE

Section 6.01. Permitted Use.

Tenant shall use the Premises solely for warehouse, storage, distribution, and related industrial and commercial uses, and for no other purpose without the prior written consent of Landlord. Tenant shall comply with all applicable federal, state, and local laws, ordinances, rules, and regulations in connection with its use and occupancy of the Premises.

ARTICLE VII

REPAIRS, MAINTENANCE, AND LANDLORD’S ACCESS

Section 7.01. Tenant’s Obligations.

Tenant shall, at Tenant’s sole cost and expense, maintain the interior of the Premises in good order, condition, and repair, including but not limited to: interior walls, floors, ceilings, doors, windows (including glass), plumbing, electrical systems, HVAC systems serving the Premises, fire sprinkler systems within the Premises, and all fixtures, equipment, and improvements installed by Tenant.

Section 7.02. Landlord’s Obligations.

Landlord shall maintain and repair the structural components of the Building, including the roof, foundation, exterior walls, and structural supports. The cost of such structural repairs shall be at the sole expense of the Landlord.

Section 7.03. Inspections, Access and Emergency Repairs by Landlord.

Upon at least forty-eight (48) hours’ prior notice to Tenant and upon using reasonable efforts to not materially adversely affect Tenant’s business within the Premises, Landlord or its designee may enter all parts of the Premises during operational hours to inspect the same. In the event of an emergency, Landlord may enter the Premises at any time and make such inspection and repairs as Landlord deems necessary, at the risk and for the account of Tenant. Landlord may enter upon the Premises for purposes of showing the Premises to its mortgagee(s) or prospective mortgagees at any time during the Term and to prospective tenants during the last six (6) months of the Term upon at least forty-eight (48) hours prior notice to Tenant.

Section 7.04. Surrender Condition.

Upon expiration or termination of this Lease, Tenant shall surrender the Premises in the same condition as received, reasonable wear and tear and casualty damage excepted.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

ARTICLE VIII

INSURANCE

Section 8.01. Tenant’s Insurance.

Tenant shall maintain, at its sole cost and expense, during the Term:

(a)	Commercial general liability insurance with limits of not less than $2,000,000 aggregate;

(b)	Property insurance covering Tenant’s personal property, fixtures, and improvements within the Premises;

(c)	Workers’ compensation insurance as required by law; and

(d)	Such other insurance as Landlord may reasonably require.

Section 8.02. Landlord’s Insurance.

Landlord shall maintain property insurance on the Building (structural) and commercial general liability insurance for the common areas.

Section 8.03. Landlord Named Additional Insured.

Landlord shall be named as an additional insured on Tenant’s commercial general liability policy. Tenant shall provide certificates of insurance to Landlord prior to the Commencement Date and upon each renewal. All policies shall require at least thirty (30) days’ prior written notice to Landlord of cancellation or material modification.

Section 8.04. Waiver of Subrogation.

Each Party hereby releases the other from any claims for damage to property covered by such Party’s insurance, and each Party’s insurer shall waive its right of subrogation against the other Party.

ARTICLE IX

UTILITIES

Section 9.01. Utility Responsibility.

Tenant shall be responsible for and shall pay directly to the appropriate utility providers all charges for electricity, gas, water, sewer, telecommunications, internet, and any other utility services furnished to or consumed at the Premises. If any utility service is not separately metered to the Premises, Tenant shall pay its Pro Rata Share of such utility costs as Additional Rent.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

ARTICLE X

ALTERATIONS AND IMPROVEMENTS

Section 10.01. Structural Alterations by Tenant.

Tenant shall not make any structural alterations, additions, or improvements to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed.

Section 10.02. Non-structural Alterations by Tenant.

Non-structural alternations that do not exceed $25,000 in cost may be made by Tenant without Landlord’s prior consent, provided Tenant gives Landlord written notice thereof.

Section 10.03. Ownership of Alternations.

All alterations and improvements (other than Tenant’s trade fixtures and movable equipment) shall become the property of Landlord upon installation, unless Landlord requires removal at Lease expiration, in which case Tenant shall remove same and restore the Premises to their prior condition at Tenant’s expense.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01. Landlord’s Consent Required.

Tenant shall not assign this Lease or sublet all or any portion of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed. Any assignment or subletting without such consent shall be void. Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises to an affiliate of Tenant without Landlord’s consent, provided Tenant remains primarily liable hereunder.

ARTICLE XII

DEFAULT AND REMEDIES

Section 12.01. Events of Default.

The occurrence of any of the following shall constitute a default (“Default”) by Tenant under this Lease:

(a)	Failure to pay Rent or any other sum due hereunder within ten (10) days after written notice from Landlord that such payment is past due;

(b)	Failure to perform any other obligation under this Lease within thirty (30) days after written notice from Landlord specifying such failure (or such longer period as may be reasonably necessary to cure, provided Tenant commences cure within such period and diligently pursues same to completion);

(c)	Tenant’s filing of, or having filed against it, a petition in bankruptcy or insolvency, or Tenant’s making an assignment for the benefit of creditors.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

Section 12.02. Landlord’s Remedies.

Upon the occurrence of a Default, Landlord may, in addition to any other remedies available at law or in equity: (a) terminate this Lease upon written notice to Tenant; (b) re-enter and take possession of the Premises; and/or (c) pursue damages, including all unpaid Rent, costs of re-letting, and any other losses incurred by Landlord.

Section 12.03. Landlord Default.

Landlord shall be in default if Landlord fails to perform any obligation hereunder within thirty (30) days after written notice from Tenant (or such longer period as may be reasonably necessary to cure, provided Landlord commences cure within such period and diligently pursues same).

ARTICLE XIII

INDEMNIFICATION

Section 13.01. Tenant Indemnification.

Tenant shall indemnify, defend, and hold harmless Landlord and Landlord’s agents, employees, and affiliates from and against any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to: (a) Tenant’s use or occupancy of the Premises; (b) any act, omission, or negligence of Tenant or its agents, employees, contractors, or invitees; or (c) any breach by Tenant of this Lease.

Section 13.02. Landlord Indemnification.

Landlord shall indemnify, defend, and hold harmless Tenant from and against any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to: (a) Landlord’s negligence or willful misconduct; or (b) any breach by Landlord of this Lease.

ARTICLE XIV

CASUALTY AND CONDEMNATION

Section 14.01. Casualty.

If the Premises are damaged by fire or other casualty to such extent that they cannot be repaired within one hundred eighty (180) days, either Party may terminate this Lease upon written notice to the other. If the Premises can be repaired within such period, Landlord shall repair the Premises with reasonable diligence, and Rent shall abate proportionately during the period of repair.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

Section 14.02. Condemnation.

If all or a substantial portion of the Premises is taken by eminent domain or condemnation, this Lease shall terminate as of the date of taking. If a partial taking does not render the Premises unsuitable for Tenant’s permitted use, this Lease shall continue, and Rent shall be equitably adjusted. Landlord shall be entitled to all condemnation awards, except that Tenant may separately pursue a claim for its moving expenses and trade fixtures.

ARTICLE XV

SURRENDER OF PREMISES

Section 15.01. Surrender of Premises.

Upon expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in good condition and repair, reasonable wear and tear and casualty damage excepted. Tenant shall remove all of its personal property, trade fixtures, and equipment prior to surrender. Any property not removed within ten (10) days after termination shall be deemed abandoned and may be disposed of by Landlord at Tenant’s expense.

ARTICLE XVI

LANDLORD’S RIGHT OF ENTRY

Section 16.01. Landlord’s Entry on Premises.

Landlord and its agents shall have the right to enter the Premises at reasonable times upon twenty-four (24) hours’ prior written notice (except in case of emergency) for the purposes of: (a) inspecting the Premises; (b) making repairs or alterations; (c) showing the Premises to prospective tenants, purchasers, or lenders; and (d) exercising any other rights of Landlord hereunder. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations.

ARTICLE XVII

RENEWAL OPTION

Section 17.01. Tenant’s Option to Renew Lease.

Tenant shall have the option to renew this Lease for one additional term of five (5) years (the “Renewal Term”), upon the following terms and conditions:

(a)	Tenant shall provide Landlord with written notice of its intent to renew at six (6) months prior to the expiration of the then-current Term;

(b)	At the time of exercise, no uncured Default shall exist;

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

(c)	Base Rent during the Renewal Term shall be fair market value; and

(d)	All other terms and conditions of this Lease shall remain in full force and effect during the Renewal Term, except as otherwise agreed in writing.

ARTICLE XVIII

NOTICES

Section 18.01. Notices.

All notices, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed duly given when: (a) delivered personally; (b) sent by certified mail, return receipt requested, postage prepaid; or (c) sent by nationally recognized overnight courier, addressed as follows:

If to Landlord:

Doge Capital, LLC

11670-A Hwy 43

Grove Hill, AL 36451

[*****]

If to Tenant:

Digi Power X Inc.

218 NW 24th Street, 2nd Floor

Miami, Florida, 33127

[*****]

Either Party may change its notice address by written notice to the other Party in accordance with this Section.

ARTICLE XIX

MISCELLANEOUS

Section 19.01. Entire Agreement.

This Lease, together with all exhibits attached hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, and agreements between the Parties.

Section 19.02. Amendments.

This Lease may not be amended, modified, or supplemented except by a written instrument executed by both Parties.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

Section 19.03. Severability.

If any provision of this Lease is held invalid or unenforceable, the remaining provisions shall remain in full force and effect.

Section 19.04. Waiver.

The failure of either Party to enforce any provision of this Lease shall not constitute a waiver of such Party’s right to enforce such provision or any other provision in the future.

Section 19.05. Binding Effect.

This Lease shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, and permitted assigns.

Section 19.06. Relationship of Parties.

This Lease shall not create any relationship between the parties other than that of Landlord and Tenant.

Section 19.07. Rule Against Perpetuities.

If Landlord fails to deliver the Premises to Tenant within twelve (12) months from the date of this Lease, either party may terminate this Lease at any time after the last day of the twelfth (12th) full calendar month upon providing the other party thirty (30) days’ prior notice. Notwithstanding any provision in this Lease to the contrary, if the Term has not commenced within five (5) years after the Effective Date of this Lease, this Lease shall automatically terminate on the fifth (5th) anniversary of the Effective Date of this Lease. The sole purpose of this provision is to avoid any possible interpretation of this Lease as violating the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

Section 19.08. Choice of Law.

This Lease shall be construed, and all disputes, claims, and questions arising hereunder shall be determined, in accordance with the laws of the state within which the Premises is located.

Section 19.09. Choice of Forum.

Any action involving a dispute relating in any manner to the Lease, the relationship of Landlord/Tenant, the use or occupancy of the leased Premises, and/or any claim of injury or damage shall be filed and adjudicated solely in the state or federal courts of the jurisdiction in which the leased Premises are located.

Section 19.10. Time is of the Essence.

Time is of the essence with respect to each and every obligation arising under this Lease; provided, however, if the final date of any period which is not set out in any provision of this Lease falls on a Saturday, Sunday or legal holiday under the law of the United States or the State of Alabama, then in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

Section 19.11. Authority.

Landlord and the person signing this Lease on Landlord’s behalf represent to Tenant that (i) Landlord is the sole owner in fee-simple of the Building, subject to matters of record; (ii) Landlord has full right and authority to execute and perform its obligations under this Lease; (iii) Landlord is duly organized, validly existing and in good standing with full power and authority to own its assets and conduct its business, and is authorized to conduct business in all jurisdictions in which the ownership or leasing of its property or the conduct of its business requires such qualification; and (iv) the person signing this Lease on Landlord’s behalf is duly authorized to execute this Lease on Landlord’s behalf without further consent or approval by anyone.

Section 19.12. Confidentiality.

Landlord and Tenant hereby acknowledge and agree to keep the financial terms set forth in this Lease, and any amendments or modifications thereto, in confidence (the “Confidential Information”) and shall not discuss, disclose or publish the Confidential Information other than with any employees, auditors, agents, accountants and/or attorneys who need to know it and who are directed to comply with this confidentiality agreement. The Confidential Information may also be disclosed: (a) to the extent that disclosure is required by regulatory requirement or judicial or administrative process or other requirement of law; (b) in connection with any action or proceeding to enforce or interpret this Lease or any provision hereof; (c) to the extent that the Confidential Information is in the public domain through no fault of or cause by the disclosing party; or (d) to the extent otherwise expressly permitted by this Lease (i.e., to the party’s mortgagee) or consented to in writing by the other party. The parties agree to treat as confidential and to use reasonable efforts to prevent the inadvertent disclosure of proprietary information of either party’s business operations delivered to the other pursuant to or in furtherance of the purposes of this Lease. The above notwithstanding, it is agreed by and between the parties that in the event that Landlord elects to sell all or any portion of the Building, Landlord may disclose the Confidential Information to prospective purchasers without violating this Section, provided that Landlord shall require such prospective purchasers to sign a confidentiality and non-disclosure agreement, prohibiting the disclosure of the Confidential Information to any party other than as would be allowed pursuant to this paragraph if such purchaser were Landlord or Tenant.

Section 19.13. Digital Images.

The parties agree to accept a digital image of this Lease and any amendments or modifications to this Lease, as executed, as true and correct originals and admissible as best evidence for purposes of state Law, Federal Rule of Evidence 1002, and like statutes and regulations.

Section 19.14. Electronic Signatures.

Execution and delivery of this Lease by portable document format (“PDF”) copy bearing the PDF signature of any party hereto shall constitute a valid and binding execution and delivery of this Lease by such party. Such PDF copies shall constitute enforceable original documents.

[SIGNATURES ON THE FOLLOWING PAGE]

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Lease under their respective hands and seals as of the Effective Date, being the date the latter of Landlord and Tenant signs this Lease, as reflected next to their respective signatures below.

LANDLORD:

DOGE CAPITAL, LLC

By:	/s/ SAM KIM
Name:	SAM KIM
Title:	Manager

Date:	7/17/2026

TENANT:

DIGI POWER X INC.

By:	/s/ Paul Ciullo
Name:	Paul Ciullo
Title:	CFO

Date:	7/18/2026

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451

EXHIBIT A

SITE FLOOR PLAN

[INTENTIONALLY OMITTED].

Digi Power X Inc. (DGXX) Short Form Lease

11 670-A Hwy 43, Grove Hill, AL 36451